UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Amendment no.2 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

Band Rep Management, Inc.

(Exact name of registrant as specified in its charter)

_______________________

Nevada	8741	45-5243254
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sergio Galli

President

Band Rep Management, Inc.

5481 Middleport Crescent, Mississauga, Ontario L4Z 3V2, Canada

(775) 321-8207

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

112 North Curry Street, Carson City, Nevada, 89703

(775) 882-1013

 (Address, including zip code, and telephone number, including area code, of agent for service)

_______________________

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

      Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

_______________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock sold by the Company	2,500,000	$0.02	$50,000	$5.73

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered by the Company to the public hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o). The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $114.60 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011460 ($50,000 x .00011460 = $5.73).

The Offering will be valid for 90 days after this registration statement becomes effective. The Company may at its discretion extend the offering for an additional 90 days.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

BAND REP MANAGEMENT, INC.

2,500,000 SHARES OF COMMON STOCK

The Company is offering 2,500,000 shares of common stock for sale to the public through this prospectus at the price of $0.02 per share. The offering price has been arbitrarily determined by Band Rep Management, Inc. (“BRM”) and bears no relationship to assets, earnings, or any other valuation criteria. Our common stock is presently not traded on any market or securities exchange. The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

The following table sets forth the information for the share offering:

	Price to Public	Underwriting Discounts or Commissions	Proceeds to Company
Per share	$ 0.02	None	None

Total shares offered 2,500,000	$50,000	None	None

   The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

All of the outstanding shares are currently held by Mr. Sergio Galli, the Company's sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception of May 4, 2012. The shares to be sold through this prospectus are being offered by the Company. Mr. Galli is not selling his shares.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

As of the date of this prospectus our auditors have issued a going concern comment on our Company. As of the date of this prospectus there is currently no market for the company’s shares. This offering will close 90 days after the Company’s registration statement becomes effective. BRM may at its discretion extend the offering for an additional 90 days.

The date of this prospectus is October 26, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will be subject to penny stock rules to transactions in our securities (see last paragraph on page 9 for more details).

There is no minimum amount of common stock that must be sold by the company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares.

BRM is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 07 for a discussion of these exceptions.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It may not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to Band Rep Management, Inc.

Our Business

Band Rep Management, Inc. (BRM, we, the Company) was incorporated in the State of Nevada as a for-profit Company on May 4, 2012 and established a fiscal year end of May 31.

The Company intends to find and manage new music talents and bands for a 25% take of the earnings. As of the date of this prospectus, we don’t have a functional website. We have secured our web domain (www.bandrepmanagement.com) and we have a website template that will be further developed upon available funds (see Plan of Operations).

BRM’s office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8207 and our fax number is (775) 546-6007. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

In order to start generating revenue, our company needs to raise enough funds to successfully implement our Plan of Operations. We do not believe that we would be able to successfully execute our business plan unless we raise at least $25,000 (50% of the shares offered) in this offering, but we may employ our best efforts to develop our Business with the available cash raised through the sale of our common shares. Our plan of operations is planned to be completed in a period of 12 months after we have raised enough funds to start implementing it. We are exclusively dependant on the success of the sale of the shares offered in this prospectus. Our president, Sergio Galli, has indicated that he will loan funds to the company to pay for costs to keep BRM’s status current with the SEC and other costs related to this offering for the next 12 months (up to $15,000) if necessary. There is no contract in place and this verbal commitment has no fixed repayment date and bears no interest.

As of May 31, 2012, the end of the most recent year end, BRM had raised $6,000 through the sale of its common stock. There is $5,000 of cash on hand in the corporate bank account. The Company currently has liabilities of $1,345, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $10,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any retailers for its services, and failure to raise funds will require the Company to cease operations. The Company’s President, Mr. Sergio Galli, has indicated that he may lend the Company funds to meet its short to medium term financial obligations, but there is no written agreement between the Company and Mr. Galli and there can be no assurances that he will assist the Company in meeting its short term financial obligations.

BRM has no plans or intention to be acquired or to merge with an operating company nor does BRM have plans to enter into a change of control or similar transaction or change the management of the company.

The Company has no supplementary written material it would supply to potential investors that are qualified institutional buyers or institutional accredited investors. The company has no plans to “test the waters” in reliance of Section 5(d) of the Securities Act prior to the approval of its registration statement. The Company has no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act,  no broker or dealer will be participating in the Company’s offering.

BRM is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

-

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

-

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

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The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

-

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

-

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

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Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

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CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

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Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

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Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

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Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

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PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14A(a) and (b) of the Securities Exchange Act of 1934, as described below:

(a)

SEPARATE RESOLUTION REQUIRED.—

(1)

IN GENERAL.—Not less frequently than once every 3 years, a proxy or consent or authorization for an annual or other meeting of the shareholders for which the proxy solicitation rules of the Commission require compensation disclosure shall include a separate resolution subject to shareholder vote to approve the compensation of executives, as disclosed pursuant to section 229.402 of title 17, Code of Federal Regulations, or any successor thereto.

(2)

FREQUENCY OF VOTE.—Not less frequently than once every 6 years, a proxy or consent or authorization for an annual or other meeting of the shareholders for which the proxy solicitation rules of the Commission require compensation disclosure shall include a separate resolution subject to shareholder vote to determine whether votes on the resolutions required under paragraph (1) will occur every 1, 2, or 3 years.

(3)

EFFECTIVE DATE.—The proxy or consent or authorization for the first annual or other meeting of the shareholders occurring after the end of the 6-month period beginning on the date of enactment of this section shall include: (A) the resolution described in paragraph (1); and (B) a separate resolution subject to shareholder vote to determine whether votes on the resolutions required under paragraph (1) will occur every 1, 2, or 3 years.

(b) SHAREHOLDER APPROVAL OF GOLDEN PARACHUTE COMPENSATION.—

(1)

DISCLOSURE.—In any proxy or consent solicitation material (the solicitation of which is subject to the rules of the Commission pursuant to subsection (a) for a meeting of the shareholders occurring after the end of the 6-month period beginning on the date of enactment of this section, at which shareholders are asked to approve an acquisition, merger, consolidation, or proposed sale or other disposition of all or substantially all the assets of an issuer, the person making such solicitation shall disclose in the proxy or consent solicitation material, in a clear and simple form in accordance with regulations to be promulgated by the Commission, any agreements or understandings that such person has with any named executive officers of such issuer (or of the acquiring issuer, if such issuer is not the acquiring issuer) concerning any type of compensation (whether present, deferred, or contingent) that is based on or otherwise relates to the acquisition, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the issuer and the aggregate total of all such compensation that may (and the conditions upon which it may) be paid or become payable to or on behalf of such executive officer.

(2)

SHAREHOLDER APPROVAL.—Any proxy or consent or authorization relating to the proxy or consent solicitation material containing the disclosure required by paragraph (1) shall include a separate resolution subject to shareholder vote to approve such agreements or understandings and compensation as disclosed, unless such agreements or understandings have been subject to a shareholder vote under subsection (a).

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

We will be subject to penny stock rules to transactions in our securities. Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules.

Summary of the Offering by the Company

BRM has 6,000,000 shares of common stock issued and outstanding and is registering additional 2,500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 2,500,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. BRM will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001:
2,500,000 shares of common stock are offered by the Company.
Offering price per share by the Company:
A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares:
6,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares:
8,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering:
None.
Market for the common shares:

There is no public market for the common shares. The price per share is $0.02. BRM may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if BRM’s common stock is quoted or granted listing, a market for the common shares may not develop.

10
Use of proceeds:

BRM will receive all proceeds from the sale of the common stock. If all 2,500,000 common shares being offered are sold, the total gross proceeds to the Company would be $50,000. The Company intends to use the proceeds from this offering (i) for research and interviews with attorneys, calculated cost $12,000; (ii) research and negotiation with music studios and labels, calculated cost $10,000; (iii) to develop our website, calculated cost $5,000; and (iv) to start the marketing campaign, calculated cost $12,000; (v) administrative expenses considered in $994. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,000 are being paid for by BRM.

Termination of the offering:

The offering will conclude when all 2,500,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. BRM may at its discretion extend the offering for an additional 90 days.

Terms of the offering:
The Company’s president and sole director will be responsible to sell the common stock offered herein upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. BRM has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary Consolidated Financial Data

The following table presents our summary consolidated financial data for the periods indicated. You should read this data together with our consolidated financial statements and related notes, “Selected consolidated financial data,” and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this prospectus.

Income Statement	For the period from Inception (May 4, 2012) to May 31, 2012
Revenues	$ -.
Net Income (Loss)	$ (2,345)
Net Income (Loss) Per Share	$ (0.01) -
Balance Sheet	As of May 31, 2012
Total Assets	$5,000
Total Liabilities	$1,345
Shareholder’s Equity	$3,655

As shown in the financial statements accompanying this prospectus, BRM has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. BRM should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

Since the Company has not generated any revenues and has incurred losses since inception, there is substantial doubt to continue its operations.

The company anticipates increases in its operating expenses. We have not realized any revenues from business activities since inception date. Within the next 12 months, the company expects to incur costs related to offering expenses, calculated at $10,006, research and interviews with attorneys, calculated at $12,000; research and negotiation with music studios and labels, estimated at $10,000; website’s development, estimated at $5,000; marketing campaign, calculated at $12,000 and administrative expenses estimated at $994. We do not expect to generate revenue before the successful implementation of our Plan of Operations (see page 36). If we are not successful raising the funds to and implementing our Plan of Operations, we’ll have to cease operations.

The Company may not be able to generate sufficient cash flow to meet its future debt obligations.

The Company’s ability to make scheduled payments or to refinance our  future debt obligations depends on the Company’ financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. The Company cannot assure that we will maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If the Company’s cash flows and capital resources are insufficient to fund our debt service obligations (our current debts are related to our offering expenses – legal, accounting and EDGArization costs – and our current liabilities are $1,345), we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. BRM cannot assure that we would be able to take any of these actions or that these actions would be successful and permit us to meet our  future scheduled debt service obligations, including our senior secured credit facilities. In the absence of such operating results and resources, we could face substantial liquidity problems and might have a material adverse effect upon the results of its operations and upon its financial conditions.

Because our auditor has issued a going concern opinion regarding our Company, there is an increased risk associated with an investment in our Company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. We have incurred cumulative net losses of $2,345 since inception (May 4, 2012). We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of May 31, 2012, we had cash in the amount of $5,000. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our Company.

Risks Related To This Offering

Investing in the company is a highly speculative investment and could result in the entire loss of your investment

A purchase of the offered shares herein is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we may be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

The Company’s management could issue additional shares, since the company has 75,000,000 authorized shares, diluting the current share holders’ equity.

The Company has 75,000,000 authorized shares, of which only 6,000,000 are currently issued and outstanding and only 8,500,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

As we may be unable to create or sustain a market for the Company’s shares, they may be extremely illiquid.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company intends to be quoted on the OTCBB after this registration becomes effective and the Company has completed its offering.

Because our Company is a shell company there are restrictions imposed upon the transferability of unregistered shares

BRM is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Since our Company’s sole officer and director currently owns 100% of the outstanding common stock, investors may find that his decisions are contrary to their interests.

The Company’s sole officer and director, Mr. Galli, own 100% of the outstanding shares and will own 70.6% after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

We lack an operating history and there is no assurance our future operations will result in profitable revenues, which could result in suspension or end of our operations

We were incorporated on May 4, 2012 and we have not realized any revenues since our inception. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Risks Associated with Management and Control Persons

Our sole officer and director will have full control of our Company

Mr. Galli exercises complete control over the company and will keep exercising control. He will have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to himself; (ii) employment decisions, including his own compensation arrangements, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties. His decisions could be detrimental to the results of the Company.

Our management may not be able to devote enough time to the development of our Company

Our sole officer and director is willing to devote about 10 hours a week to our operations. A start-up company may face a number of challenges that could require more time from our sole officer and director. The limitation of time available to deal with the development of our business could negatively influence the results of our operations.

Key management personnel may leave the Company which would adversely affect the ability of the Company to continue operations

The Company is entirely dependent on the efforts of its sole officer and director. His departure would have a material adverse effect on the business. However, there is no guarantee that replacement personnel, if any, would help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director. As of the date of this prospectus, we have not taken any steps to minimize the risks related to our sole employee departing the company.

Because our plan of operation includes forming business relationships with third parties (such as attorneys, agents and promoters) and there is no guarantee that we will be able form these relationships, we may be unable to pursue our intended course of business, and our business may fail

Our business plan anticipates us functioning with one or more third parties (such as attorneys, agents and promoters) that would add value, content and increased traffic to our own site. To date, we have not found or secured any relationship with third parties, and there is no guarantee that we will be able to form a relationship or that any potential third party would be amendable to participating with us in pursuing our existing business model. Failure to secure relationships with third parties will likely have a negative material impact on our operations.

As we are dependent on our website as a database of our future clients, a problem occurring in this database could adversely impact in our business

Because the Company does not have an exclusive technician to detect and deal with any  problem with our website, it may take us some time to realize that a problem exists and after that, it may take long time until we find a capable and available technician to solve our website issue.

Risks Related to the Company’s Market and Strategy

Company’s ability to implement the business strategy

The implementation of the Company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

We may be unable to gain any significant market acceptance for our services or establish a significant market presence

The Company’s growth strategy is substantially dependent upon its ability to market its services successfully to prospective clients. However, its services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Economic conditions or changing consumer preferences could adversely impact us

Our Market is sensitive to consumer patterns, which can be affected by new trends. The United States economy generally, and the music products industry in particular, seems to be experiencing a cyclical slowdown.  We cannot predict with accuracy the duration or extent of the slowdown. The general economic conditions could negatively affect our results of operations.

Significant existing and new competition in our industry could adversely affect us

The music industry is very competitive and fragmented. Our Company will need to compete against other managers and companies. Bigger companies and established companies with more recognition in the Market will have more cash to invest on their business for promotion and marketing. These competitors may be able to attract and retain a larger number of talents, which would negatively affect our Business. .

Government regulations could adversely affect us

Our business development could be adversely affected by the adoption of new laws, policies or regulations that change the present regulatory environment, which would negatively affect the results of our operations. Shareholders could lose all of their investment.

We may not be able to retain or find any talent for a long period of time

We are in direct competition with larger companies and we do not know if we will be able to maintain and/or properly develop these new talents. In addition, there’s a risk of not finding any emerging talent for a long period of time.

Our service may not be able to distinguish itself in the market

There are a wide range of companies and individuals that offer similar services. If we are unable to demonstrate efficiency and good results, we may be unable to attract enough clients.

If we cannot develop or expand our website infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business

The future success of our business will depend to a large extent on the capacity, reliability and security of our Website infrastructure. As consumer visitation increases, we will be required to expand and adapt our infrastructure. Such expansion and adaptation will require substantial financial, operational and management resources. We believe that we will have the necessary funds for capital expenditures on software and hardware infrastructure during the next twelve months. In the event that we grow very rapidly, there can be no assurance that we will be able to keep up, expand or adapt our Website infrastructure to meet evolving demand on a timely basis and at a commercially reasonable cost, or at all. If we are unable to expand and adapt our Website infrastructure to accommodate our customers, they could stop using our service, resulting in a loss of business.

Because an emerging growth company may be entitled to some exemptions, our common stocks may appear less attractive to investors

Because the JOBS Act has only recently been enacted, it is not yet clear whether investors will accept the more limited disclosure requirements that we may be entitled to follow while we are an ‘emerging growth company.’  Because we have elected to comply with the disclosure requirements as if we were not an ‘emerging growth company,’ we will incur the greater expenses associated with such disclosure requirements.

An issuer remains an emerging growth company until the earliest of: The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;  the last day of the fiscal year following the fifth anniversary of its initial public offering date;  the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or the date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

We cannot predict if investors will find our common stock less attractive because we could rely on the exemptions associated to Emerging Growing Companies.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing.

	If 25% ofShares Sold	If 50% ofShares Sold	If 75% ofShares Sold	If 100% ofShares Sold
GROSS PROCEEDS FROM THIS OFFERING	$12,500	$25,000	$37,500	$50,000
	==========	=========	==========	==========
OFFERING EXPENSES
Legal	$1,500	$1,500	$1,500	$1,500
Accounting	$7,500	$7,500	$7,500	$7,500
Transfer Agent and printing	$1,000	$1,000	$1,000	$1,000
SEC Registration Fee	$6	$6	$6	$6
TOTAL	$10,006	$10,006	$10,006	$10,006
	==========	=========	==========	==========
NET PROCEEDS FROM THIS OFFERING	$2,494	$14,994	$27,494	$39,994
	==========	=========	==========	==========
Research and interview with attorneys	$800	$4,500	$8,500	$12,000

Research and Initial contact with music studios and labels	$500	$3,500	$6,000	$10,000

Website development	$300	$2,000	$3,800	$5,000

Marketing Campaign	$800	$4,500	$8,500	$12,000

Office supplies, Telephone, Internet	$94	$494	$694	$994

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by BRM and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on May 4, 2012. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0006
Potential gain to existing shareholders	$50,000
Net tangible book value per share after offering	$0.0063
Increase to present stockholders in net tangible book value per share after offering	$0.0057
Capital contributions	$50,000
Number of shares outstanding before the offering	6,000,000
Number of shares after offering held by existing stockholders	6,000,000
Percentage of ownership after offering	70.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.014
Capital contributions	$50,000
Percentage of capital contributions	89.3%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	29.4%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$37,500
Percentage of capital contributions	86.2%
Number of shares after offering held by public investors	1,875,000
Percentage of ownership after offering	23.8%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$25,000
Percentage of capital contributions	80.6%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	17.2%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.018
Capital contributions	$12,500
Percentage of capital contributions	67.6%
Number of shares after offering held by public investors	625,000
Percentage of ownership after offering	9.4%

PLAN OF DISTRIBUTION

6,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,500,000 shares of its common stock for possible sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

BRM will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02. The Company will file a post effective amendment to reflect the change to a market price when and if its shares begin trading on a market or exchange. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals.

Although our common stock is not listed on a public exchange, we intend to seek to be quoted on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The offering will conclude when all 2,500,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. BRM may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which BRM has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

BRM will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

BRM’s president, Mr. Sergio Galli, will be the person making the offering which will meet the safe harbor provisions set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr Galli meets the safe harbour exception in the following ways:

1.

Mr Galli is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act.

2.

Mr Galli is not being compensated for the sale of the companies securities.

3.

Mr. Galli is not an associated person of a broker or dealer.

The president of the company will be directly contacting family, friends and business associates to offer the securities offered herein. The company does not intend to use any broker or dealers in the offering or to advertise.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

      have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 70.6% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Band Rep Management Inc. from doing so if it cannot obtain the approval of our board of directors.

The Company’s president, Sergio Galli, has been active in the music industry since 1984 and has conducted business throughout the United States and Canada and has carnal knowledge of all aspect of the music industry. Mr. Galli is aware of no Nevada Laws that would have an adverse effect on the Company or impact its shareholders.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, BRM will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

The Company was incorporated on May 4, 2012 under the laws of the State of Nevada. On that date, Sergio Galli was appointed as President and sole Director. The fiscal year end of the Company is May 31.

BRM has never declared bankruptcy and, it has never been involved in any legal action or proceedings.

Since becoming incorporated, BRM has not made any significant purchase or sale of assets, nor has it been involved in any mergers or acquisitions. Since inception, BRM has not made any material change in the mode of conducting its business. The Company has not yet commenced any revenue generating operations.

Band Rep Management, Inc.’s objective is to find and guide the professional career of artists in the music industry. BRM would oversee the business aspect of a music career; provide professional and legal advice, counsel with financial interests, gig negotiations, artistic control, personal decisions and form long lasting relationships with agents and promoters around United States.

A music manager is important to manage the many different pieces that make up a career in music. The manager can assist the client shaping up a career, finding music producers and developing relationships with record companies, publishers, agents and the music-loving public.

BRM plans to handle career areas for bands, musicians, singers, songwriters and DJs and intends to generate revenue having a 25% take of the earnings from record deals with music labels, concerts and apparel sales. Our client agreements intend to have a non-cancelable term of three years and a cancellation fee on both sides.

We intend to create a website where our possible clients (bands, musicians, singers, songwriters and DJs) can make their first contact with us by uploading their demo recordings, audition music and/or video to be analyzed and approved by BRM. As of the date of this prospectus, we don’t have a functional website. We have secured our web domain (www.bandrepmanagement.com) and we have a website template that will be further developed upon available funds (see Plan of Operations). We plan to obtain a decent server and an antivirus software to block attack by hackers or viruses as the website is our principal tool.

Our objective is to establish a clear understanding of what the artist(s) want and in order to avoid conflicting areas of interest which may arise; BRM shall secure contracts with its future clients. We seek to provide reliable, efficient and high-quality business service.

Our tasks will include to launch new artists solidifying all artist development aspects first and then concentrate on product development, which is basically taking the talent to the next level through bookings, recordings, music releases, distribution, promotion, etc. Another task would be to help our clients with decisions related to career moves, bookings, promotion, business deals, recording contracts, etc.

BRM shall also provide assistance in reading, understanding and explaining contracts and analyzing the long-term implications of contractual agreements that our future clients and the people they do business with enter into.

We intend also to help clients to carefully consider when certain contributions have been made which would also entitle them to co writing credits, Executive Producer credit, or Producer credit should they become involved in songwriting, financing works, or actually producing demos and recordings.  Our duties may include supporting the band's development of a reputation for the musician(s) and building a fan base, which may include mastering and launching a demo CD, developing and releasing press kits, planning promotional activities, creating social network identities for bands and booking shows.

BRM plans to gain access to recording studios, photographers and promotions. We shall ensure that CD labels, posters and promotional materials appropriately represent the client and that press kits are released in a timely manner to appropriate media. Launching a CD with complementary venues and dates will also be part of our responsibilities.

The Company has not yet implemented its business model and to date has generated no revenues. We have not secured contracts nor contacted any third party as of the date of this prospectus.

Our sole officer and director, Sergio Galli, co-founded and played lead guitar for the successful and Juno award nominated pop rock band Platinum Blonde. He has been intimately involved in every aspect of the music business since 1984. Platinum Blonde has written, recorded and produced five albums and negotiated record deals with international companies. They have toured across Canada most recently during the summer of 2012. Sergio has actively participated in every aspect of the management of the band and will use this knowledge to find, sign and promote new musical talent through Band Rep Management.

In 2004 Sergio created and managed the affairs of the band "The Ending". He produced the musical recording and the filming of videos which aired on Much Music (Canadian TV broadcast channel). He attempted to negotiate a record distribution deal with Atlantic Records but was unsuccessful.

BRM has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Marketing

BRM’s marketing objective is to draw traffic to our yet to be developed website (www.bandrepmanagement.com), which will enable the potential talent (bands, musicians, singers, songwriters and DJs) to upload their audition music, videos and/or lyrics.

We expect to reinforce our brand name to be recognized as one of the best agent companies in the Music Market.

The Company plans to take advantage of available internet’s tools and social media channels’, such as facebook, itunes, pandora, youtube, myspace, etc. in order to have a greater exposure of our website. We also intend to place advertisements in specialized magazines and websites.

Intellectual Property

As of the date of this prospectus, we have no trademark, copyright or service marks. We believe we may own valuable intellectual property including trademarks and service marks, some of which could be of material importance to our business. We would rely on the trademark, copyright and trade secret laws of the United States and other countries to protect our proprietary rights. We believe our intellectual property could have significant value and would be an important factor in our marketing and our website. We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

While there can be no assurance that registered trademarks and copyrights would protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights would be a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the music industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and supervisory requirements.

Even though the president’s company is a resident of Ontario, Canada, the company is not subject to any reporting rules under the Ontario securities commission or anywhere in Canada.

Employees and Employment Agreements

As the date of this prospectus, BRM has no permanent staff other than its sole officer and director, Mr. Sergio Galli, who is the President and Chairman of the Company. Mr. Galli is

employed elsewhere and has the flexibility to work on BRM up to 10 hours per week. Sergio has been self-employed as a designer/builder for the last 15 years and this will not detract from the time necessary to devote to Band Rep Management. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it may hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

BAND REP MANAGEMENT, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

May 31, 2012

Audited

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENT OF CASH FLOW

NOTES TO FINANCIAL STATEMENTS

Office Locations

 Las Vegas, NV

  New York, NY

    Pune, India

  Beijing, China

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Band Rep Management, Inc.

We have audited the accompanying balance sheet of Band Rep Management, Inc. (A Development Stage Company) as of May 31, 2012 and the related statement of operations, stockholders’ equity, and cash flow from inception (May 4, 2012) to May 31, 2012. Band Rep Management, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Band Rep Management, Inc. (A Development Stage Company) as of May 31, 2012 and the result of its operations and its cash flow from inception (May 4, 2012) to May 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

August 1, 2012

BAND REP MANAGEMENT, INC.
(A Development Stage Company)

BALANCE SHEET
Audited
May 31, 2012

ASSETS

CURRENT ASSETS
Cash	$5,000
TOTAL CURRENT ASSETS	5,000
TOTAL ASSETS	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,345
TOTAL CURRENT LIABILITIES	1,345

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
6,000,000 shares of common stock	6,000
Deficit accumulated during the development stage	(2,345)
TOTAL STOCKHOLDER'S EQUITY	3,655
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$5,000

The accompanying notes are an integral part of these financial statements.

BAND REP MANAGEMENT, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS
Audited

Cumulative results
from inception
(May 4, 2012) to
May 31, 2012
EXPENSES

General and Administrative	$(2,345)
Total expenses	(2,345)

NET LOSS	$(2,345)

BASIC LOSS PER COMMON SHARE
$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	222,222

The accompanying notes are an integral part of these financial statements.

BAND REP MANAGEMENT, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
From inception (May 4, 2012) to May 31, 2012
Audited
				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (May 4, 2012)
Common stock issued for cash at $0.001
per share on May 30, 2012	6,000,000	$6,000	$-	$-	$6,000

Net loss				(2,345)	(2,345)

Balance, May 31, 2012	6,000,000	6,000	-	(2,345)	3,655

The accompanying notes are an integral part of these financial statements.

BAND REP MANAGEMENT, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOW
Audited
Cumulative
results from inception
(May 4, 2012)
to
May 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,345)
Change in operating assets and Liabilities:
Increase in accounts payable and accrued expenses	1,345
NET CASH USED IN OPERATING ACTIVITIES	(1,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	6,000
NET CASH PROVIDED BY FINANCING ACTIVITIES
6,000

NET INCREASE IN CASH	5,000

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$5,000

The accompanying notes are an integral part of these financial statements.

BAND REP MANAGEMENT, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on May 4, 2012 and established a fiscal year end of May 31. It is a development-stage Company that intends to find and manage new music talents and bands for a 25% take of the earnings.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities".  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has not yet commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company. The Company is in the initial development stage and has incurred losses since inception totaling $2,345.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $2,345.  The Company will be dependent upon the raising of additional capital through placement of common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made.

BAND REP MANAGEMENT, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2012

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic loss per common share (“ EPS”) calculations are determined by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per common share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per common share.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

BAND REP MANAGEMENT, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2012

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

BAND REP MANAGEMENT, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2012

NOTE 3 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On May 30, 2012, the sole Director purchased 6,000,000 shares of the common stock in the Company at $0.001 per share for $6,000.

As of May 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of May 31, 2012 is as follows:

May 31, 2012
Deferred tax assets:
Net operating loss carry forward	$ 2,345
Effective Tax rate	35%
Deferred Tax Assets	821
Less: Valuation Allowance	(821)
Net deferred tax asset	$ -

The valuation allowance for deferred tax assets as of May 31, 2012 was $821, which will begin to expire  in 2031. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2012 and maintained a full valuation allowance.

BAND REP MANAGEMENT, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2012

Reconciliation between the statutory rate and the effective tax rate is as follows at May 31, 2012:

May 31, 2012
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

In order to have a successful Business, BRM needs to implement its initial plan of operations as described below. We plan on have all the business structure ready before searching for the talents so we can start developing their careers and generating revenue. The actions described below are intended to take place in the order presented herein and only after successfully accomplishing the prior step.

-

Step 1 – Research and interviews with attorneys: Our president will search for legal advice for the preparation of an initial services contract. It will be important to find a competent and reliable attorney and negotiate the best possible fee. Because we will possibly need legal advice in various moments (between us and our possible clients, record labels, music studios, etc.), a good relationship with a good attorney will be essential. The time frame estimated to accomplish these tasks will be 2 months and cost estimated at $12,000.

-

Step 2 – Research and Initial contact with music studios and labels: Our president will, after completing the first step described above, research and negotiate deals with music studios and labels. The objective is to form long lasting relationships with agents and promoters. The time frame estimated to accomplish these tasks will be 4 months and cost estimated at $10,000.

-     Step 3 – Website development: We plan to have our website fully developed only when we have successfully completed the steps described above. The Company’s president will oversee all the development of the website and will hire the necessary third party web developer, if necessary. The new artists would be able to upload their files for future BRM analysis and approval. At that point, we believe that we’ll be prepared to manage our business. The time frame estimated to accomplish these task will be 3 months and cost estimated at $5,000.

-

Step 4 –Marketing Campaign: Our goal is to create public awareness on our business. We intend to advertise on internet social media channel’s, such as Facebook and place advertisements in specialized magazines and websites. The time frame estimated to accomplish these tasks will be 3 months and cost estimated at $12,000.

In summary, we anticipate that we will be fully operational 12 months after we have raised the enough funds to implement our Plan of Operations. We believe that we will begin to generate revenue after we are able to successfully develop the steps described above. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. We believe we will be able to successfully implement our plan of operations if we raise at least 50% of the securities offered for sale by the Company.

The Company will incur additional expenses by becoming a reporting issuer; the Company’s net proceeds would first be allocated to keep the Company current in its Security and Exchange commission obligations. The Company’s president has stated that he would lend the Company money to maintain its reporting status if required but there is no written contract between the Company and the president and there can be no assurance that the president will lend the Company funds if required.

Marketing is anticipated to be an ongoing matter that will continue during the life of our operations.

Results of Operations

For the period from inception through May 31, 2012, we had no revenue. Expenses for the period totaled $2,345 resulting in a net loss of $2,345. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Our current debts are related to our offering expenses – legal, accounting and EDGArization costs – and our current liabilities are $1,345.

Capital Resources and Liquidity

As of May 31, 2012 we had $5,000 in cash, with liabilities of $1,345, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Mr. Galli has lent no amount to the Company.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time, if these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment. Our current debts are related to our offering expenses – legal, accounting and Edgarization costs – and our current liabilities are $1,345.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Galli has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Galli is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGARizer, there is no assurance that any of the Company’s creditors would accept restricted shares from the Company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name:	Sergio Galli
Age:	52
Position(s):	President, Chief Financial Officer, Chairman of the Board of Directors, Treasurer and Secretary

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Executive officers

Sergio Galli

In his early 20's Sergio co-founded and played lead guitar for the successful and Juno award nominated pop rock band Platinum Blonde. After the band ran its course for six years Sergio went to work for Vandyk Properties in Mississauga, Ontario, a custom home builder. He successfully used his artistic flair and celebrity status to establish himself as a popular house designer.

 In the late August of 1998, Sergio started his own company, Bel-Air Homes, custom designing and building several homes each year.

Sergio's "first love" continued to be the music industry and Platinum Blonde still performs, playing shows across Canada to this day. He has developed many invaluable music industry contacts over the past three decades and has learned the inner workings of the music business.

We believe that our sole officer and director, Sergio Galli, has the experience and skills to manage and develop our business, because he co-founded and played lead guitar for the successful and Juno award nominated pop rock band Platinum Blonde. He has been intimately involved in every aspect of the music business since 1984. Platinum Blonde has written, recorded and produced five albums and negotiated record deals with international companies. They have toured across Canada most recently during the summer of 2012. Sergio has actively participated in every aspect of the management of the band and will use this knowledge to find, sign and promote new musical talent through Band Rep Management.

In 2004 Sergio created and managed the affairs of the band "The Ending". He produced the musical recording and the filming of videos which aired on Much Music (Canadian TV broadcast channel). He attempted to negotiate a record distribution deal with Atlantic Records but was unsuccessful.

Even though Sergio has been self-employed as a designer/builder for the last 14 years, we believe this will not detract from the time necessary to devote to Band Rep Management. Mr. Galli has not been associated to any other entity in the last 5 years.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Galli other business interests and his involvement in BRM.

EXECUTIVE COMPENSATION

BRM has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (May 4, 2012) through May 31, 2012.

Summary Compensation Table

Name and principal position	Year
Sergio Galli - President	2012
Salary ($)	0
Bonus ($)	0
Stock Awards ($)	0
Option Awards ($)	0
Non-Equity Incentive Plan Compensation ($)	0
Nonqualified Deferred Compensation Earnings ($)	0
All Other Compensation ($)	0
Total ($)	0

We did not pay any salaries in 2012. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2012.

Name
Sergio Galli
Option Awards
Number of Securities Underlying Unexercised Options (#) Exercisable	-
Number of Securities Underlying Unexercised Options (#) Unexercisable	-
Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	-
Option Exercise Price ($)	-
Option Expiration Date	-
Stock Awards
Number of Shares or Units of Stock that have not vested (#)	-
Market value of shares or units or Stock that have not vested ($)	-
Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have not vested	-
Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other rights that have not vested	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of BRM has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. BRM may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (May 4, 2012) through May 31, 2012.

Name
Sergio Galli
Fees Earned or Paid in Cash ($)	0
Stock Awards ($)	0
Option Awards ($)	0
Non-Equity Incentive Plan Compensation ($)	0
Non-Qualified Deferred Compensation Earnings ($)	0
All other compensation ($)	0
Total ($)	0

At this time, BRM has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Sergio Galli 5481 Middleport Crescent, Mississauga Ontario L4Z 3V2	6,000,000	100%	70.6%	77.9%	85.3%	92.6%

	All Officers and Directors as a Group (1 person)	6,000,000	100%	70.6%	77.9%	85.3%	92.6%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Galli is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2012, we issued a total of 6,000,000 shares of common stock to Mr. Sergio Galli, our sole officer and director, for total cash consideration of $6,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

As of the filing date of this prospectus, Mr. Galli has lent no amount to the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Expenses	Amount
Legal	$1,500
Accounting	$7,500
Transfer Agent & Printing	$1,000
SEC Filing Fee	$6
TOTAL	$10,006

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

BRM is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On May 30, 2012 we have issued 6,000,000 common shares to our sole officer and director for total consideration of $6,000, or $0.001 per share.

The shares were offered and sold in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
3.1	Articles of Incorporation*
3.2	By-laws*
5.1	Opinion re Legality*
23.1	Consent of Experts and Counsel

* Previously filed on August 17, 2012

Description of Exhibits

Exhibit 3.1

Articles of Incorporation of Band Rep Management, Inc. dated May 4, 2012.

Exhibit 3.2

Bylaws of Band Rep Management, Inc. approved and adopted on May 4, 2012.

Exhibit 5.1

Opinion of Law Offices of Thomas E. Puzzo, PLLC, dated August 15, 2012, regarding the legality of the securities being registered.

Exhibit 23.1

Consent of De Joya Griffith & Company, LLC, dated October 26, 2012 regarding the use in this Registration Statement of their report of the auditors and financial statements of Band Rep Management, Inc. for the period ending May 31, 2012.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.   Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         If the registrant is relying on Rule 430B:

A.   Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Missisauga, Ontario, on this 26th day of October, 2012.

Band Rep Management, Inc.

By:                  /s/ Sergio Galli

Sergio Galli

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By:                  /s/ Sergio Galli

Sergio Galli

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

October 26, 2012